SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 5, 2011

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, Extra Space Storage Inc. (the “Company”) issued a press release announcing the restructuring of its executive management team.  The Company announced that in the third quarter of 2012, Kenneth M. Woolley will assume the roles of Executive Chairman of the Board of Directors and Chief Investment Officer of the Company.  Spencer F. Kirk will continue to serve as Chief Executive Officer and as a member of the Board of Directors of the Company.

The Company also announced that effective December 5, 2011, Kent W. Christensen will no longer serve as Executive Vice President and Chief Financial Officer of the Company.

Effective December 6, 2011, Scott Stubbs was appointed Executive Vice President and Chief Financial Officer of the Company.  Mr. Stubbs’ annual base salary is $300,000.  He is also eligible for an annual bonus and will participate in employee benefit plans made available to the Company’s executives.  A copy of the press release is filed as Exhibit 99.1 hereto.

The Company and Mr. Christensen entered into a Separation and Release Agreement dated December 7, 2011 (the “Separation Agreement”).  Pursuant to the Separation Agreement and provided Mr. Christensen does not revoke his acceptance of the agreement, the Company will pay Mr. Christensen a one-time severance payment of approximately $1.2 million, payable in 2011.  The severance payment represents Mr. Christensen’s annual bonus for 2011, and one year’s base salary and bonus for 2012.  Mr. Christensen also will vest in certain stock options and restricted stock that otherwise would have vested in February 2012 and February 2013, provided such options may not be exercised and such stock may not be sold until February 2012, and will be entitled to COBRA health coverage for a period of up to twelve months.  The Separation Agreement contains a general release of claims against the Company, as well as non-compete, non-solicitation, confidentiality and other customary provisions.  The Company currently estimates it will incur a one-time charge in the fourth quarter of 2011 of approximately $2.2 million as a result of this event.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Separation and Release Agreement, dated December 7, 2011, by and among Extra Space Storage Inc., Extra Space Storage LP and Kent W. Christensen.
99.1	Press Release dated December 7, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2011	EXTRA SPACE STORAGE INC.

	By	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Executive Vice President, Chief Legal Officer and Secretary

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